EX 99-B.9

ING LOGO
AMERICAS
US Legal Services

Michael A. Pignatella
Counsel
Phone: (860) 723-2239
Fax: (860) 723-2216
Michael.Pignatella@us.ing.com

August 15, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Attention: Filing Desk

Re:	ING USA Annuity and Life Insurance Company and its Separate Account B
Post-Effective Amendment No. 20 to Registration Statement on Form N-4
Prospectus Title: Retirement Solutions – ING Rollover ChoiceSM Variable Annuity
File Nos.: 333-70600 and 811-05626

Ladies and Gentlemen:

The undersigned serves as counsel to ING USA Annuity and Life Insurance
Company, an Iowa life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities
Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the
"Investment Company Act").

In connection with this opinion, I have reviewed the N-4 Registration Statement, as amended to the date hereof, and this Post-Effective Amendment No. 20. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

Hartford Site 151 Farmington Avenue, TS31 Hartford, CT 06156-8975	ING North America Insurance Corporation

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Michael A. Pignatella

Michael A. Pignatella